Exhibit 23.3

March 29, 2024

To: Youxin Technology Ltd (the “Company”)

Room 802, 803, No. 13 Hai’an Road, Tianhe District

Guangzhou City, Guangzhou Province

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the reference of our opinions in relation to PRC legal matters in this Registration Statement on Form F-1 of Youxin Technology Ltd, which appears in this Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in such Registration Statement.

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Signature Page of Consent Letter

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng

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